Exhibit 99.3

MOUNT KNOWLEDGE HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined balance sheet as of October 31, 2010 and the unaudited pro forma combined statements of operations for the year ended October 31, 2010 are based on the historical financial statements of Mount Knowledge Holdings, Inc. (the “Company”) and Language Key Asia Ltd. (the “LKA”), respectively, after giving effect to the acquisition of LKA (“Acquisition”), and after applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements. The acquisition was completed on December 31, 2010.

Share Exchange Agreement

On December 31, 2010, Dirk Haddow, Mark Wood, Chris Durcan, Jeff Tennenbaum, and Language Key Training Ltd. (“LKBVI”), a British Virgin Islands Corporation owned and controlled by Dirk Haddow, Mark Wood and Chris Durcan (collectively, the “Sellers”), sold 325,710 Ordinary A Shares of LKA (the “LK “A” Shares”), owned and held by the Sellers, in exchange for an aggregate of 1,800,000 shares of the Company’s common stock in accordance with the terms and conditions of the executed Share Exchange Agreement on December 31, 2010.

As a result of the completion of the transactions contemplated by the Company on December 31, 2010, the Company, through its wholly owned subsidiary, Mount Knowledge Asia Ltd. (“MKA”), owns 100% of the ordinary shares of LKA.

In addition to the Share Exchange Agreement, the following represents other terms and conditions of the acquisition:

Subscription Agreement

On December 31, 2010, the Company and MKA, its wholly owned subsidiary, entered into a subscription agreement (the “Subscription Agreement”) with LKA for the purchase by the Company (via MKA) of 10,000,000 shares of Ordinary B stock of LKA for an aggregate purchase price of $1,000,000 (the “Purchase Price”). Such shares were delivered at the closing and the Purchase Price is payable as follows:

  A payment in the amount of $75,000 is due and payable on or before December 31, 2010;
  A payment in the amount of $75,000 on or before January 15, 2011;
  A payment in the amount of $200,000 on or before February 15, 2011;
  A payment in the amount of $125,000 on or before March 15, 2011; and
  Seven (7) equal payments of $75,000 payable on first day of each month beginning on or before April 15, 2011.

If the Company defaults on a payment, and fails to cure such default within sixty (60) days from the date of such default, LKA is entitled to liquidated damages in the amount of $500 per day for each and every day the Company is in default after the sixtieth (60th) day until such default has been cured. If the default is not cured within ninety (90) days from the date of default, then the Company shall forfeit the right to vote the shares subscribed for and received until the default has been cured. If the default is not cured, along with any other outstanding amounts owed to LKA, on or before the date in which the final payment is due and payable then LKA shall have the right to rescind the subscription and any and all shares of Ordinary B stock received by the Company or MKA, as the case may be, shall be cancelled.

New Stock Issuance

On December 31, 2010, the Company agreed to issue to LKA and/or its assigns at Closing a total of four hundred eighty thousand (480,000) shares of the Common Stock (the “Company Shares”) of Mount Knowledge Holdings, Inc. at a par value ($0.001 per share), subject to a twelve (12) month sale restriction from the date of issuance (the “Additional Sale Restriction”), for the purpose of providing certain employee stock incentives (signing bonus) for key management personnel of LKA.

License Revocation and Assignment

On December 31, 2010, Sellers shall cause the cancellation of the trademark licensing royalty agreement (the “Royalty Agreement”) with Foxglove International Enterprises Ltd, a British Virgin Islands Corporation (the “Licensor”) as set forth in the executed license revocation and release deed agreement dated December 31, 2010, (the “License Revocation and Release Deed Agreement”), in exchange for a cash payment from LKA in the amount of Thirty-Three Thousand Four Hundred Eighty and No/100 Dollars (USD $33,480.00), due and payable to the Licensor on the Closing Date, including the assignment to LKA the full and unencumbered rights to the “Language Key” name, trademarks, service marks, and any other intellectual property rights owned by Licensor with no limitations and free and clear any claims against LKA, and/or its operating subsidiaries, now or in the future, as set forth in the executed assignment agreement dated December 31, 2010, (the “Assignment Deed Agreement”), in exchange for a cash payment from LKA in the amount of Thirty-Three Thousand Four Hundred Eighty and No/100 Dollars (USD $33,480.00), due and payable to the Licensor on the Closing Date.

As of the date of March 28, 2011, no cash payments have been made with respect to the aforementioned deeds, and the Licensor currently holds a lien against the “Language Key” trademark. The terms of this lien provide that the Licensor shall receive interest at a rate of 1.5% per month on the unpaid balance of the $66,960 in aggregate payments due, retroactive to January 1, 2011. LKA intends to satisfy this obligation to the Licensor during April 2011.

Promissory Note (Payment of Royalties Owed)

On December 31, 2010, LKA executed a promissory note (the “Promissory Note”) in the principal amount of $65,776 (the “Principal Amount”) in favor of Foxglove International Enterprises Ltd. (“Foxglove”) in satisfaction of certain royalty payments (the “Royalty Payments”) owed by The Language Key Training, Ltd. (“LKTR”), a Hong Kong company and an indirect, wholly owned subsidiary of LKA, to Foxglove for fiscal years 2008 and 2009.

The Principal Amount is payable in cash in twelve equal monthly installments. LKA may prepay, in whole or in part, the Principal Amount, without payment of any premium or penalty. In addition, LKA has a right to set-off and/or apply any and all amounts owed to it, its subsidiaries and affiliates by Foxglove, its subsidiaries and affiliates pursuant to any agreement or arrangement between LKA and Foxglove and/or their respective subsidiaries and affiliates, against any all amounts owed by LKA to Foxglove under the Promissory Note.

Licensing Agreement

On December 31, 2010, LKA and LK BVI entered into a licensing agreement pursuant to which LKA granted to LK BVI the right to use, rework and/or publish certain existing training content developed prior to December 31, 2010 owned and held by LKA for a term of 88 years.

A copy of the Original Definitive Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 8, 2010. A copy of Amendment No. 1 was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 29, 2010. A copy of Amendment No. 2, was filed as Exhibit 10.1, Subscription Agreement as Exhibit 10.2, Share Exchange Agreement as Exhibit 10.3, Promissory Note as Exhibit 10.4 and Licensing Agreement as Exhibit 10.5, to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2011.

The Acquisition has been accounted for under the purchase method of accounting in accordance with applicable accounting guidance on business combinations. The total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma combined financial statements, is allocated to the net tangible assets and intangible assets of the LKA acquired in connection with the acquisition, based on their estimated fair values as of the completion of the acquisition, and the excess is allocated to goodwill. LKA has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the estimated purchase price is preliminary pending finalization of various estimates and analyses.

The unaudited pro forma combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated results of operations or financial position of LKA that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of LKA. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that LKA may achieve, or any additional expenses that it may incur, with respect to the combined companies. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this Current Report on Form 8K/A. The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, LKA’s historical consolidated financial statements included in its Annual Report on Form 10-K for its year ended October 31, 2010, filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2011, and in its Form 10-Q for its quarter ended July 2, 2010, filed with the SEC on August 10, 2010, and LKA’s historical audited consolidated financial statements for the year ended December 31, 2010, which are included as Exhibits 99.2 to this Current Report on Form 8K/A.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED
BALANCE SHEET

As of October 31, 2010
(in thousands of dollars)

	Mount	Language
	Knowledge	Key Asia		Pro Forma	Pro Forma
		Ltd. and
	Holdings Inc.	Subsidiaries		Adjustments	Combined
				(1)

ASSETS
Current Assets
Cash and cash equivalents	1	246		-	247
Accounts receivable	-	199		-	199
Unbilled revenue	-	189		-	189
Other receivables	-	12		-	12
Prepaid acquisition costs	70	-		-	70
Corporate tax recoverable	-	10		-	10
Prepaid expenses	-	3		-	3
Amounts due from related parties	-	43	(A)	(5)	38
Total Current Assets	71	702		(5)	768
Fixed assets, net	-	37		-	37
Investment in subsidiaries	-	-		-	-
Intangible assets	-	-	(C)	67	67
Goodwill	-	-	(G)	308	308
Other assets	-	30		-	30
TOTAL ASSETS	71	769		370	1210
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accrued liabilities	33	111		-	144
Accounts payable	-	-		-	-
Other payables	-	107	(C)	67	174
Amounts due to affiliates	-	-		-	-
Amounts due to related parties	224	234	(A)	(5)

			(D)	(225)	228
Deferred revenue	-	204		-	204
Taxes payable	-	61		-	61

Total Current Liabilities	257	717		(163)	811

Deferred tax liabilities	-	-		-	-

TOTAL LIABILITIES	257	717		(163)	811

SHAREHOLDERS' EQUITY

Preferred Stock	-	-		-	-
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, 50,000,000 shares undesignated Series A convertible preferred stock, $0.0001 par value, none issued and outstanding	-	-		-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 86,633,536 shares issued and outstanding	9	-		-	9
Ordinary A Shares	-	326	(B)	1,000
			(E)	(326)	1,000
Ordinary B Shares	-			-	-
Additional Paid-in-Capital	391	-	(D)	225
			(E)	326
			(F)	(220)
			(F)	46	768
			(G)	308	308
Subscription Receivable	-	(100)	(B)	(1,000)	(1,100)
Retained Earnings (Deficit)	-	(220)	(F)	220	-
Accumulated other comprehensive income	-	46	(F)	(46)	-
Deficit accumulated during development stage	(586)	-		-	(586)
TOTAL SHAREHOLDERS' EQUITY	(186)	52		533	399
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	71	769		370	1210

(1) The letters refer to a description of the adjustments in Note 2, “Pro Forma Adjustments,” of the Notes to Unaudited Pro Forma Combined Financial Statements. Figures are rounded to nearest whole number.

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS

For the Year-end October 30, 2010
(in thousands of dollars, except per share data)

	Mount	Language
	Knowledge	Key	Pro Forma	Pro Forma
	Holdings
	Inc.	Asia Ltd.	Adjustments	Combined

Revenues	-	1,901	-	1,901

Cost of revenues	-	927	-	927

Gross profit	-	974	-	974

Operating expenses

Selling expenses	-	15	-	15

General and administrative expenses	413	1,179		1,592

Total operating expenses	413	1,194	-	1,607

Total operating income	(413)	(220)	-	(633)

Non-operating income (expenses)	-	154	-	154

Income before income tax	(413)	(66)	-	(479)

Income tax expenses		36	-	36

Net income	(413)	(102)	-	(515)

Other comprehensive income

Foreign currency translation adjustments	(1)	10	-	9

Total comprehensive income	(414)	(92)	-	(506)

Earnings per share, basic and diluted	$(0.00)			$(0.00)

Weighted average number of shares, basic and diluted	110,189			110,189

The accompanying notes are integral part of these unaudited pro forma combined financial statements.

MOUNT KNOWLEDGE HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1: Basis of Pro Forma Presentation

The unaudited pro forma combined balance sheet as of October 31, 2010 and the unaudited pro forma combined statements of operations for the year ended October 31, 2010 are based on historical financial statements of the Company and LKA, respectively, after giving effect to the Acquisition, and the assumptions and adjustments described in the notes herein. LKA’s fiscal year ends on December 31, and its historical results have been conformed to the Company’s year ended reporting period, which is October 31, 2010, by adding the LKA’s results for the year ended December 31, 2010. The Company’s historical balance sheet as of October 31, 2010 has been combined with LKA’s balance sheet as of December 31, 2010 to present the unaudited combined balance sheet as of October 31, 2010.

The unaudited pro forma combined balance sheet as of October 31, 2010 is presented as if the Acquisition occurred on October 31, 2010.

The unaudited pro forma combined statements of operations of the Company and LKA for year ended October 31, 2010 and year ended December 31, 2010, respectively, are presented as if the Acquisition had taken place on October 31, 2010.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. A final determination of fair values relating to the Acquisition may differ materially from the preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. This final valuation will be based on the actual net assets of LKA that exist as of the date of the completion of the Acquisition.

The unaudited pro forma combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated results of operations or financial position of the Company that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the Company. The unaudited pro forma combined financial statements do not reflect any operating efficiencies and cost savings that we may achieve, or any additional expenses that we may incur, with respect to the combined companies. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this Current Report on Form 8K The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the Company’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended October 31, 2010, filed with the SEC on February 14, 2011, and in the Quarterly Report on Form 10-Q for the quarter ended July 31, 2010, filed with the SEC on September 17, 2010, and LK’s historical consolidated financial statements for the year ended December 31, 2010, which are included as Exhibits 99.2 to this Current Report on Form 8K/A.

For the purposes of the pro forma financial information, the following table presents the components of the purchase consideration.

Cash consideration	$66,960
Fair value of common stock to be issued	360,000

Total	$426,960

The purchase price reflects the issuance of 1,800,000 shares of the Company’s common stock to LKA’s shareholders, as well as the purchase of the “Language Key” trademark. The fair value of the Company’s shares issued is based on the Company’s closing price per share as reported on the Over-the-Counter Bulletin Board (OTCBB) market at the closing of the Acquisition on December 31, 2010.

The following represents the preliminary allocation of the purchase price to the acquired assets and assumed liabilities based on LKA’s balance sheet as of December 31, 2010, and is for illustrative purposes only.

December 31, 2010

Tangible assets and liabilities

Current assets
Cash and equivalents	$246,089
Accounts receivable, net	199,287
Unbilled revenue	188,785
Other current assets	67,382
Total current assets	$701,543
Long-term assets	67,304

Current liabilities	(717,179)
Total net assets	$51,668

Intangible assets
Trademark	66,960
Total intangible assets	66,960

Goodwill	308,332
Total purchase price	$426,960

Goodwill of approximately three hundred thirty-two thousand dollars (USD $308,332) represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. The acquisition is intended to strengthen LKA’s competitive position in the educational technology (language learning and corporate training) market in Asia. The acquisition is also intended to broaden LKA’s sales, marketing, and distribution efforts domestically and internationally to a variety of customers, including individuals, schools, government agencies, and businesses.

LKA regards the useful life of the “Language Key” trademark to be indefinite, and therefore currently has no plans to amortize it.

Note 2: Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

A.	to eliminate intercompany loan balances;

B.	to account for the Stock Subscription Agreement

C.	to record the purchase of the “Language Key” trademark

D.

to eliminate $255,000 in funds that were advanced from the Company to LKA prior to December 31, 2010 but subsequent to October 31, 2010, which is the last audited balance sheet date for the Company as of the date of this Current Report 8K.

E.	to account for the share exchange of 1,800,000 shares of the Company’s common stock (par value $0.0001) for 325,710 shares of LKA’s Ordinary A stock (par value $1.00)

F.	to eliminate the Language Key Asia’s historical equity

G.	to record goodwill

Note 3: Pro Forma Net Income (Loss) Per Share

The pro forma combined basic and diluted net income (loss) per share are based on the number of LKA shares of common stock used in computing basic and diluted net income (loss) per share, as well as the issuance of 1,800,000 shares of LKA’s common stock to the Sellers and 480,000 shares of the Company’s common stock issued to the Sellers and LKA personnel. Dilutive potential common shares are included only if they have a dilutive effect on earnings per share.